CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-277203) (the “Registration Statement”) of American General Life Insurance Company of our report dated April 18, 2024 relating to the statutory basis financial statements of American General Life Insurance Company, which appears in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

September 18, 2024